 Exhibit 24(b)(8.117)

FIRST AMENDMENT TO RULE 22C-2 AGREEMENT

     This First Amendment dated as of December 21,2009 by and between Janus Services LLC, Janus Distributors LLC, Janus Capital Management LLC, and Janus Aspen Series (collectively the “Fund Agent”) relating to the funds listed on Schedule A of the Agreement (the “Funds”) and ING Life Insurance and Annuity Company, ING USA Annuity and Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, Security Life of Denver Insurance Company, (individually an “Intermediary” and collectively the “Intermediaries”) is made to the Rule 22c-2 Agreement dated as of April 16, 2007 and effective October 16, 2007 (the “Agreement”). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties wish to add ING National Trust as a party to the Agreement; and

     WHEREAS, ING National Trust is an Intermediary as defined under Rule 22c-2 of the Investment Company Act of 1940, as amended;(“Rule 22c-2”) and

     WHEREAS, ING National Trust desires to comply with the requirements of Rule 22c-2 and the provisions of the Agreement.

     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

     1. ING National Trust is hereby added to the Agreement as an additional Intermediary and all provisions relating to an Intermediary or Intermediaries in the Agreement are hereby amended to include ING National Trust.

     2. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ING National Trust		ING Life Insurance and Annuity Company
By:	/s/ Jacqueline Salamon	By:	/s/ Jacqueline Salamon
Name	Jacqueline Salamon	Name	Jacqueline Salamon
and Title:	Authorized Representative	and Title:	Authorized Representative
ING USA Annuity and Life Insurance		ReliaStar Life Insurance Company
Company
By:	/s/ Jacqueline Salamon	By:	/s/ Jacqueline Salamon
Name	Jacqueline Salamon	Name	Jacqueline Salamon
and Title:	Authorized Representative	and Title:	Authorized Representative
ReliaStar Life Insurance Company of New		Security Life of Denver Insurance Company
York
By:	/s/ Jacqueline Salamon	By:	/s/ Jacqueline Salamon
Name	Jacqueline Salamon	Name	Jacqueline Salamon
and Title:	Authorized Representative	and Title:	Authorized Representative
Janus Services LLC		Janus Distributors LLC
By:	/s/ Russell P. Shipman	By:	/s/ Russell P. Shipman
Name	Russell P. Shipman	Name and	Russell P. Shipman
and Title:	SVP & Managing Director	Title:	SVP & Managing Director
Janus Aspen Series		Janus Capital Management LLC
By:	/s/ Stephanie Grauerholz-Lofton	By:	/s/ Russell P. Shipman
Name	Stephanie Grauerholz-Lofton	Name	Russell P. Shipman
and Title	Vice President	and Title	SVP & Managing Director